                                                                   EXHIBIT 99.1

                                 [CUMULUS LOGO]

          For Release 12:01 AM Eastern Time, Thursday November 4, 2004

                               CUMULUS MEDIA INC.

                   CUMULUS REPORTS THIRD QUARTER 2004 RESULTS

         ATLANTA, GA, November 4, 2004 - Cumulus Media Inc. (NASDAQ: CMLS) today reported financial results for the three and nine months ended September 30, 2004.

         Lew Dickey, Chairman, President and Chief Executive Officer, commented, "We are pleased to announce strong results for the third quarter of 2004. The quarter was marked by solid top line growth and tremendous free cash flow growth as we continue to demonstrate the significant operating leverage of our platform."

         Historical results are attached. Historical or "as reported" financial data of Cumulus Media Inc. are not comparable from year to year because of the acquisition of radio stations by the Company during the periods covered. Financial highlights (in thousands, except per share data and percentages) are as follows:

                                               THREE MONTHS ENDED                       NINE MONTHS ENDED
                                                 SEPTEMBER 30,           %                 SEPTEMBER 30,              %
                                               2004         2003      CHANGE            2004           2003        CHANGE
                                             -------      -------     ------          --------       --------      ------
AS REPORTED:
Net revenues                                 $83,976      $74,564      12.6%          $235,741       $207,060       13.9%
Station operating expenses                    51,588       46,774      10.3%           150,503        131,895       14.1%
Station operating income (1)                  32,388       27,790      16.5%            85,238         75,165       13.4%
Station operating income margin (2)             38.6%        37.3%                        36.2%          36.3%
Adjusted EBITDA (3)                           28,448       24,659      15.4%            73,872         65,184       13.3%

Income (loss) per common share:
Basic income (loss) per common share         $  0.13      $  0.11                     $   0.30       $  (0.03)
Diluted income (loss) per common share       $  0.13      $  0.10                     $   0.29       $  (0.03)

Free cash flow (4)                            21,383       16,827      27.1%            53,952         39,422       36.9%

SAME STATION RESULTS: (5)
Net revenue                                  $71,368      $68,727       3.8%          $203,468       $193,558        5.1%
Station operating income (1)                  28,228       25,997       8.6%            75,651         69,439        8.9%
Station operating income margin (2)             39.6%        37.8%                        37.2%          35.9%

PRO FORMA RESULTS: (6)
Net revenue                                  $83,573      $81,053       3.1%          $238,908       $228,831        4.4%
Station operating income (1)                  32,303       29,373      10.0%            85,785         78,169        9.7%
Station operating income margin (2)             38.7%        36.2%                        35.9%          34.2%
Adjusted EBITDA (3)                           28,363       26,242       8.1%            74,419         68,189        9.1%
Adjusted EBITDA margin (7)                      33.9%        32.4%                        31.1%          29.8%

(1) Station operating income is defined as operating income before depreciation and amortization, LMA fees, corporate general and administrative expenses, non-cash stock compensation and restructuring charges (credits). Station operating income is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States ("GAAP"). Please see the attached table for a reconciliation of station operating income to operating income, the most directly comparable GAAP financial measure.

(2) Station operating income margin is defined as station operating income as a percentage of net revenues.

(3) Adjusted EBITDA is defined as operating income before depreciation and amortization, LMA fees, non-cash stock compensation and restructuring charges (credits). Adjusted EBITDA is not a measure of performance calculated in accordance with GAAP. Please see the attached table for a reconciliation of Adjusted EBITDA to operating income, the most directly comparable GAAP financial measure.

(4) Free cash flow is defined as Adjusted EBITDA less LMA fee expense, net interest expense, dividends on the Series A Preferred Stock, income taxes paid and maintenance capital expenditures. Free cash flow is not a measure of performance calculated in accordance with GAAP. Please see the attached table for a reconciliation of free cash flow to operating income, the most directly comparable GAAP financial measure.

(5) Same station results include the 260 stations in 53 markets owned and operated since January 1, 2003.

(6) Pro forma results include the results of i) all acquisitions entered into during the period that were operated under the terms of local marketing agreements; and ii) all acquisitions and dispositions consummated during the period, as if such acquisitions and dispositions were completed at the beginning of each period presented and exclude the results of Broadcast Software International. As of September 30, 2004, the pro forma totals include the results of 303 stations in 61 markets.

(7) Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of net revenues.

RESULTS OF OPERATIONS

         Three Months Ended September 30, 2004 Compared to Three Months Ended September 30, 2003

         Net revenues for the third quarter of 2004 increased $9.4 million to $84.0 million, a 12.6% increase from the third quarter of 2003, primarily as a result of revenues associated with station acquisitions completed subsequent to September 30, 2003 and stations operated under the terms of local marketing agreements during periods subsequent to September 30, 2003. Station operating expenses increased $4.8 million to $51.6 million, an increase of 10.3% over the third quarter of 2003, primarily as a result of expenses associated with station acquisitions completed subsequent to September 30, 2003 and stations operated under the terms of local marketing agreements during periods subsequent to September 30, 2003. Station operating income (defined as operating income before depreciation and amortization, LMA fees, corporate general and administrative expenses, non-cash stock compensation and restructuring charges (credits)) increased $4.6 million to $32.4 million, an increase of 16.5% from the third quarter of 2003, for the reasons discussed above.

         Corporate general and administrative expenses for the third quarter of 2004 increased by $0.8 million to $3.9 million, a 25.8% increase from the third quarter of 2003, primarily as a result of audit and other professional fee expenses incurred related to the Company's Sarbanes-Oxley compliance efforts.

         On a pro forma basis, which includes the results of all stations operated during the period under the terms of local marketing agreements and station acquisitions completed during the period as if each were operated from or consummated at the beginning of the periods presented and excludes the results of Broadcast Software International, net revenues for the third quarter of 2004 increased $2.5 million to $83.6 million, an increase of 3.1% from the third quarter of 2003. Pro forma station operating income (defined as operating income (loss) before depreciation, amortization, LMA fees, corporate general and administrative expenses, non-cash stock compensation and restructuring charges (credits); and excluding the results of Broadcast Software International) increased $2.9 million to $32.3 million, an increase of 10.0% from the third quarter of 2003. Pro forma station operating income margin (defined as pro forma station operating income as a percentage of pro forma net revenues) increased to 38.7% for the third quarter of 2004 from 36.2% for the third quarter of 2003.

         Interest expense increased by $0.2 million or 4.3% to $5.0 million for the three months ended September 30, 2004 as compared with $4.8 million in the prior period.

         Losses on early extinguishments of debt were $2.1 million for the three months ended September 30, 2004 as compared with $1.0 million during the prior year. Losses in the current year relate to the completion of an amendment and restatement of the Company's credit agreement and the related retirement and replacement of its existing term loan facilities. Losses during the prior year related to redemption premiums paid and debt issue costs written off in connection with the redemption of $13.7 million of the 10 3/8% Senior Subordinated Notes Due 2008 ("Notes").

         Income tax expense increased by $0.6 million or 11.0% to $6.5 million for the three months ended September 30, 2004 as compared with $5.9 million in the prior period. Tax expense in the current and prior year is comprised entirely of deferred tax expense and relates primarily to the establishment of valuation allowances against net operating loss carry-forwards generated during the periods.

         Basic and diluted income per common share was $0.16 for the three months ended September 30, 2004, excluding the effect of losses incurred during the quarter on early extinguishments of debt,. On an as reported basis, basic income per common share was $0.13 for the three months ended September 30, 2004 as compared with a basic income per common share of $0.11 during the prior year. Diluted income per common share was $0.13 for the three months ended September 30, 2004 as compared with diluted income per common share of $0.10 during the prior year.

         Nine Months Ended September 30, 2004 Compared to Nine Months Ended September 30, 2003

         Net revenues for the nine months ended September 30, 2004 increased $28.7 million to $235.7 million, a 13.9% increase from the same period in 2003, primarily as a result of revenues associated with station acquisitions completed subsequent to September 30, 2003 and stations operated under the terms of local marketing agreements during periods subsequent to September 30, 2003. Station operating expenses increased $18.6 million to $150.5 million, an increase of 14.1% over the same period in 2003, primarily as a result of expenses associated with station acquisitions completed subsequent to September 30, 2003 and stations operated under the terms of local marketing agreements during periods subsequent to September 30, 2003. Station operating income (defined as operating income before depreciation and amortization, LMA fees, corporate general and administrative expenses, non-cash stock compensation and restructuring charges (credits)) increased $10.1 million to $85.2 million, an increase of 13.4% from the same period in 2003, for the reasons discussed above.

         Corporate general and administrative expenses for the nine months ended September 30, 2004 increased by $1.4 million to $11.4 million, a 13.9% increase from the prior year, primarily as a result of audit and other professional fee expenses incurred related to the Company's Sarbanes-Oxley compliance efforts.

         On a pro forma basis, which includes the results of all stations operated during the period under the terms of local marketing agreements and station acquisitions completed during the six month period as if each were consummated at the beginning of the periods presented and excludes the results of Broadcast Software International, net revenues for the nine months ended September 30, 2004 increased $10.1 million to $238.9 million, an increase of 4.4% from the same period in 2003. Pro forma station operating income (defined as operating income (loss) before depreciation, amortization, LMA fees, corporate general and administrative expenses, non-cash stock compensation and restructuring charges (credits); and excluding Broadcast Software International) increased $7.6 million to $85.8 million, an increase of 9.7% from the same period in 2003. Pro forma station operating income margin (defined as pro forma station operating income as a percentage of pro forma net revenues) increased to 35.9% for the nine months ended September 30, 2004 from 34.2% for the nine months ended September 30, 2003.

         Interest expense decreased by $2.3 million or 13.3% to $15.2 million for the nine months ended September 30, 2004 as compared with $17.5 million in the prior year. This decrease was primarily due to lower interest expense associated with the repurchase and redemption of all of the outstanding Notes and a lower average cost of debt during 2004 on borrowings under the Company's credit facility.

         Losses on early extinguishments of debt were $2.5 million for the nine months ended September 30, 2004 as compared with $15.2 million during the prior year. Losses during the current year period were the result of 1) fees paid in connection with the completion of an amendment and restatement of the Company's credit facility in January 2004 ($0.5 million) and 2) fees paid and debt issue costs written off in connection with the completion of an amendment and restatement of the Company's credit facility in July 2004 ($2.0 million). Losses in the prior year period relate to 1) the repurchase of $30.1 million of the Notes on the open market, 2) the repurchase of $88.8 million of the Notes as part of a tender offer and consent solicitation completed in April 2003, 3) the redemption of the remaining outstanding $13.7 million of the Notes in July 2003 and 4) the retirement of the Company's then existing $175.0 million eight-year term loan facility in connection with refinancing activities also completed in April 2003.

         Income tax expense increased $2.2 million to $19.3 million during the nine months ended September 30, 2004, as compared with $17.1 million during the prior year. Tax expense incurred in the current and prior year, comprised entirely of deferred tax expense, was recorded to establish valuation allowances against net operating loss carry-forwards generated during the periods.

         Basic and diluted income per common share was $0.34 and $0.32, respectively, for the nine months ended September 30, 2004, excluding the effect of losses incurred during the period on early extinguishments of debt. Basic income per common share was $0.30 for the nine months ended September 30, 2004 as compared with a basic loss per common share of $(0.03) during the prior year. Diluted income per common share was $0.29 for the three months ended September 30, 2004.

STOCK REPURCHASE PROGRAM

         On September 28, 2004, the Company announced that its Board of Directors had authorized the purchase, from time to time, of up to $100 million of its Class A Common Stock, subject to the terms of the Company's credit facility. The Company's existing credit facility limits the Company's ability to repurchase shares having an aggregate value in excess of $15 million. The Company has commenced negotiations with its lenders to amend that provision of the credit facility, but there can be no assurance as to the timing or terms of such amendment or whether it will be obtained.

         In October 2004, the Company completed the repurchase of 1,004,429 shares of Class A Common Stock for $14.6 million, at an average repurchase price per share of $14.56.

LEVERAGE AND FINANCIAL POSITION

         Capital expenditures for the three months ended September 30, 2004 totaled $3.9 million.

         Leverage, defined under the terms of the Company's credit facility as total indebtedness divided by trailing 12-month Adjusted EBITDA as adjusted for certain non-recurring expenses, was 4.6x at September 30, 2004.

         Including the results of all pending acquisitions operated as of September 30, 2004 and pro forma for borrowings made in October in connection with the stock repurchases , the ratio of net long-term debt to trailing 12-month pro forma Adjusted EBITDA as of September 30, 2004 is approximately 5.15x.

OUTLOOK

         The following statements and data are based on current expectations. These statements are forward looking and actual results may differ materially.

         Cumulus expects fourth quarter 2004 pro forma net revenue to grow by 2-4% based on Q4 2003 pro forma net revenue of $81.0 million. We expect fourth quarter 2004 pro forma station operating expenses to grow by 1% based on Q4 2003 pro forma station operating expenses of $52.6 million. Further, the following table summarizes selected projected financial results for the fourth quarter of 2004 (dollars in millions):

                                                      Estimated
                                                       Q4 2004
                                                      ---------
Depreciation and amortization                           5,300
LMA fees                                                 800
Non-cash stock compensation                              150
Interest expense                                        5,200
Interest income                                         (200)
Income tax expense (non cash)                           6,800

NON-GAAP FINANCIAL MEASURES

         Cumulus Media Inc. utilizes certain financial measures that are not calculated in accordance with GAAP to assess financial performance and profitability. The non-GAAP financial measures used in this release are station operating income, Adjusted EBITDA and free cash flow. Station operating income is defined as operating income before depreciation and amortization, LMA fees, corporate general and administrative expenses, non-cash stock compensation and restructuring charges (credits). Adjusted EBITDA is defined as operating income before depreciation and amortization, LMA fees, non-cash stock compensation and restructuring charges (credits). Free cash flow is defined as Adjusted EBITDA less LMA fee expense, net interest expense, dividends on the Series A Preferred Stock, income taxes paid and maintenance capital expenditures.

         Although station operating income, Adjusted EBITDA and free cash flow are not measures calculated in accordance with GAAP, management believes that they are useful to an investor in evaluating the Company because they are measures that are widely used in the broadcasting industry to evaluate a radio company's operating performance. Further, we use these measures as the key measurements of operating efficiency, overall financial performance and profitability. More specifically, station operating income measures the amount of income generated each period solely from the operations of the Company's stations that is available to be used to service debt, pay taxes, fund capital expenditures and fund acquisitions. Adjusted EBITDA measures the amount of income generated each period that could be used to service debt, pay taxes, fund capital expenditures and fund acquisitions after the incurrence of corporate general and administrative expenses. Free cash flow measures the amount of income generated each period that is available and could be used to make future payments of contractual obligations, fund acquisitions or make discretionary repayments of debt, after the incurrence of station and corporate expenses, funding of capital expenditures, payment of LMA fees and debt service. Nevertheless, these measures should not be considered in isolation or as substitutes for net income (loss), operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. As these measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures employed by other companies.

FORWARD-LOOKING STATEMENTS

         Statements in this release, including statements relating to the integration of acquisitions and any earnings or revenue projections, are "forward-looking" statements, which are statements that relate to Cumulus Media Inc.'s future plans, revenues, station operating income, earnings, objectives, expectations, performance, and similar projections, as well as any facts or assumptions underlying these statements or projections. Actual results may differ materially from the results expressed or implied in these forward-looking statements, due to various risks, uncertainties or other factors. These factors include competition within the radio broadcasting industry, advertising demand in our markets, the possibility that advertisers may cancel or postpone schedules in response to national or world events, competition for audience share, our success in executing and integrating acquisitions, our ability to generate sufficient cash flow to meet our debt service obligations and finance operations, and other risk factors described from time to time in Cumulus Media Inc.'s filings with the Securities and Exchange Commission, including Cumulus Media Inc.'s Form 10-K for the year ended December 31, 2003. Cumulus Media Inc. assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise.

         Cumulus Media Inc. is the second largest radio company in the United States based on station count. Giving effect to the completion of all announced pending acquisitions and divestitures, Cumulus Media Inc. will own and operate 305 radio stations in 61 mid-size and smaller U.S. media markets. The Company's headquarters are in Atlanta, Georgia, and its web site is WWW.CUMULUS.COM. Cumulus Media Inc. shares are traded on the NASDAQ National Market under the symbol CMLS.

         Cumulus Media Inc. will host a teleconference later today at 10:00 a.m. Eastern Time to discuss third quarter results. To access this teleconference live, please visit the company's web site at WWW.CUMULUS.COM or dial (484) 630-8922 for domestic and international callers. The pass code for the call is CUMULUS. Approximately one hour after completion of the call, a replay can be accessed until 11:59 PM ET November 19, 2004. Domestic and international callers can access the replay by dialing (402) 220-4189.

      FOR FURTHER INFORMATION, PLEASE CONTACT:

Marty Gausvik              (404) 949-0700

                               CUMULUS MEDIA INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                      (in thousands, except per share data)

                                                                   Three Months    Three Months     Nine months       Nine months
                                                                       Ended           Ended          Ended              Ended
                                                                   September 30,   September 30,   September 30,     September 30,
                                                                       2004            2003             2004             2003
                                                                   -------------   -------------   -------------     -------------
Net revenues                                                        $  83,976        $  74,564        $ 235,741        $ 207,060

Operating expenses:
  Station operating expenses, excluding
    depreciation, amortization and LMA fees                            51,588           46,774          150,503          131,895
 Depreciation and amortization                                          5,213            4,848           15,272           14,325
 LMA fees                                                                 762              577            2,059            1,208
 Corporate general and administrative (excluding
   non-cash stock compensation expense)                                 3,940            3,131           11,366            9,981
 Non-cash stock compensation                                             (221)             (41)            (437)             218
 Restructuring charges (credits)                                          (21)             (85)             (42)            (268)
                                                                    ---------        ---------        ---------        ---------
        Total operating expenses                                       61,261           55,204          178,721          157,359
                                                                    ---------        ---------        ---------        ---------
        Operating income                                               22,715           19,360           57,020           49,701
                                                                    ---------        ---------        ---------        ---------

Nonoperating income (expense):
 Interest expense                                                      (5,028)          (4,823)         (15,162)         (17,488)
 Interest income                                                          196              110              493              501
 Loss on early extinguishments of debt                                 (2,074)          (1,010)          (2,536)         (15,243)
 Other expense, net                                                       (21)            (100)              (9)            (256)
                                                                    ---------        ---------        ---------        ---------
        Total nonoperating expenses, net                               (6,927)          (5,823)         (17,214)         (32,486)
                                                                    ---------        ---------        ---------        ---------

        Income before income taxes                                     15,788           13,537           39,806           17,215
Income tax expense                                                     (6,506)          (5,862)         (19,288)         (17,072)
                                                                    ---------        ---------        ---------        ---------
 Net income                                                             9,282            7,675           20,518              143
Preferred stock dividends and redemption premiums                          --              659               --            1,908
                                                                    ---------        ---------        ---------        ---------
 Net income (loss) attributable to common stockholders              $   9,282        $   7,016        $  20,518        $  (1,765)
                                                                    =========        =========        =========        =========

INCOME (LOSS) PER COMMON SHARE
 Basic income (loss) per common share                               $    0.13        $    0.11        $    0.30        $   (0.03)
                                                                    =========        =========        =========        =========

 Diluted income (loss) per common share                             $    0.13        $    0.10        $    0.29        $   (0.03)
                                                                    =========        =========        =========        =========

Weighted average basic common shares outstanding                       69,915           64,877           68,724           63,897
                                                                    =========        =========        =========        =========

Weighted average diluted common shares outstanding                     71,760           67,656           71,462           63,897
                                                                    =========        =========        =========        =========

       RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP COUNTERPARTS

         The following table reconciles operating income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to station operating income and Adjusted EBITDA (dollars in thousands).

                                                                     Three Months     Three Months    Nine Months      Nine Months
                                                                        Ended            Ended           Ended            Ended
                                                                    September 30,    September 30,   September 30,    September 30,
                                                                    -------------    -------------   -------------    -------------
                                                                        2004             2003             2004             2003
                                                                    -------------    -------------   -------------    -------------
Operating income                                                      $  22,715        $  19,360        $  57,020        $  49,701
   Non cash stock compensation                                             (221)             (41)            (437)             218
   Restructuring charges                                                    (21)             (85)             (42)            (268)
   LMA fees                                                                 762              577            2,059            1,208
   Depreciation and amortization                                          5,213            4,848           15,272           14,325
Adjusted EBITDA                                                       $  28,448        $  24,659        $  73,872        $  65,184
   Corporate general and administrative                                   3,940            3,131           11,366            9,981
Station operating income                                              $  32,388        $  27,790        $  85,238        $  75,165
                                                                      =========        =========        =========        =========

         The following table reconciles operating income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to free cash flow (dollars in thousands).

                                                               Three Months      Three Months       Nine months        Nine months
                                                                  Ended             Ended              Ended              Ended
                                                              September 30,     September 30,      September 30,      September 30,
                                                              -------------     -------------      -------------      -------------
                                                                   2004             2003               2004               2003
                                                              -------------     -------------      -------------      -------------
Operating income                                                $  22,715        $  19,360           $  57,020         $  49,701
Add:
   Non cash stock compensation                                       (221)             (41)               (437)              218
   Restructuring charges                                              (21)             (85)                (42)             (268)
   Depreciation and amortization                                    5,213            4,848              15,272            14,325
Less:
   Interest expense, net of interest income                        (4,832)          (4,713)            (14,669)          (16,987)
   Maintenance capital expenditures                                (1,471)          (2,521)             (3,192)           (6,756)
   Income taxes paid                                                   --               --                  --              (153)
   Preferred stock dividends                                           --              (21)                 --              (658)
                                                                ---------        ---------           ---------         ---------
Free cash flow                                                  $  21,383        $  16,827           $  53,952         $  39,422
                                                                =========        =========           =========         =========

                               CUMULUS MEDIA INC.
                 RECONCILIATION BETWEEN HISTORICAL GAAP RESULTS
                AND PRO FORMA RESULTS FOR THE THREE MONTHS ENDED
                               SEPTEMBER 30, 2004
                             (DOLLARS IN THOUSANDS)

                                                                         Historical                         Pro Forma
                                                                            GAAP          Adjustments        Results
                                                                         ----------       -----------       ---------
Net revenue                                                               $83,976           $(403)(1)        $83,573
Station operating expenses                                                $51,588           $(318)(2)        $51,270
Station operating income                                                  $32,388           $ (85)           $32,303
Corporate overhead                                                        $ 3,940              --            $ 3,940
Adjusted EBITDA                                                           $28,448           $ (85)           $28,363

(1)      Reflects the elimination of revenues from Broadcast Software
         International.

(2) Reflects the elimination of operating expenses from Broadcast Software International.

                               CUMULUS MEDIA INC.
                 RECONCILIATION BETWEEN HISTORICAL GAAP RESULTS
                 AND PRO FORMA RESULTS FOR THE NINE MONTHS ENDED
                               SEPTEMBER 30, 2004
                             (DOLLARS IN THOUSANDS)

                                                                         Historical                         Pro Forma
                                                                            GAAP          Adjustments        Results
                                                                         ----------       -----------       ---------
Net revenue                                                               $235,741          $3,167(3)        $238,908
Station operating expenses                                                $150,503          $2,620(4)        $153,123
Station operating income                                                  $ 85,238          $  547           $ 85,785
Corporate overhead                                                        $ 11,366              --           $ 11,366
Adjusted EBITDA                                                           $ 73,872          $  547           $ 74,419

(3) Reflects the addition of revenues from Blacksburg, Virginia and Columbia-Jefferson City, Missouri, both of which the Company commenced operation of under the terms of a local marketing agreement during Q1 2004 ($4,477), offset by the elimination of revenues from Broadcast Software International ($1,310).

(4) Reflects the addition of expenses from Blacksburg, Virginia and Columbia-Jefferson City, Missouri, both of which the Company commenced operation of under the terms of a local marketing agreement during Q1 2004 ($3,668), offset by the elimination of operating expenses from Broadcast Software International ($1,048).

                                 CAPITALIZATION
                             (DOLLARS IN THOUSANDS)

                                                                           SEPTEMBER 30, 2004         SEPTEMBER 30, 2004
                                                                                 ACTUAL                  PRO FORMA(1)
                                                                           ------------------         ------------------
Cash and cash equivalents                                                      $    1,418                  $    1,418
                                                                               ==========                  ==========
Long-term debt, including current maturities:
   Bank Debt                                                                      454,942                     511,974
                                                                               ----------                  ----------

Total Stockholders' equity                                                        879,561                     864,941
                                                                               ----------                  ----------

       Total capitalization                                                    $1,334,503                  $1,376,915
                                                                               ==========                  ==========

(1) Pro forma for (a) cash borrowings needed to complete pending acquisitions operated during the nine months ended September 30, 2004 and (b) cash borrowings made to complete the $14.6 million of common stock repurchases in October 2004.

Net Debt to TTM Pro Forma Adjusted EBITDA (2)                                                                   5.15x

(2) Ratio calculated as (dollars in thousands):

         Funded bank debt as of September 30, 2004                                       $454,942
         Plus: Debt borrowings to complete October 2004 common stock
              Repurchases                                                                  11,000
         Plus: Cash required to complete pending acquisitions operated
              at September 30, 2004                                                        47,450
         Less: Cash balance as of September 30, 2004                                       (1,418)
                                                                                         --------
                  Net Debt as of September 30, 2004                                       511,974

         Divided by Trailing Twelve Months Pro Forma Adjusted EBITDA
                  (includes the results of all pending acquisitions)                       99,428
                                                                                         --------

         Ratio                                                                              5.15x

CUMULUS MEDIA INC.
2004 Quarterly Results
Station Operating Income Margin Composition Analysis
(dollars in thousands)

The following analysis of our market portfolio separates each market into one of six categories based upon trailing twelve month Station Operating Income performance for analytical purposes only. We believe this analytical distribution of our markets is helpful in assessing the portfolio's financial and operational development.

PRO FORMA FOR THE TRAILING TWELVE MONTHS ENDED SEPTEMBER 30, 2004:

STATION OPERATING                                                                 STATION OPERATING                AVG STATION
 INCOME MARGIN %               # OF MARKETS                  REVENUE                   INCOME                   OPERATING INCOME %
-----------------             ------------                   --------             -----------------             ------------------
          > 35.0%                    27                      $180,809                  $ 83,713                         46.3%
      25.0% to 34.9%                 19                        77,011                    23,224                         30.2%
      20.0% to 24.9%                  1                         4,653                     1,142                         24.5%
      10.0% to 19.9%                  8                        21,802                     3,621                         16.6%
       0.0% to 9.9%                   1                         1,997                       189                          9.5%
          < 0.0%                      5                         8,353                   (1,684)                        -20.2%
                                    ---                      --------                  --------                        ------
         SUBTOTAL                    61                      $294,625                  $110,205                         37.4%
       Trade, Other                 ---                        25,303                     3,982                         15.7%
                                                             --------                     -----                         -----
          TOTALS                     61                      $319,928                  $114,187                         35.7%

Pro Forma for the Trailing Twelve months ended June 30, 2004:

STATION OPERATING                                                             STATION OPERATING                AVG STATION
 INCOME MARGIN %            # OF MARKETS                  REVENUE                   INCOME                   OPERATING INCOME %
-----------------           ------------                 --------             -----------------              ------------------
      > 35.0%                    28                      $178,980                  $ 81,762                         45.7%
  25.0% to 34.9%                 14                        61,816                    19,076                         30.9%
  20.0% to 24.9%                  5                        19,457                     4,417                         22.7%
  10.0% to 19.9%                  9                        24,083                     3,835                         15.9%
   0.0% to 9.9%                   1                         1,144                        76                          6.6%
      < 0.0%                      4                         7,304                   (1,532)                        -21.0%
                                ---                      --------                  --------                       ------
     SUBTOTAL                    61                      $292,784                  $107,634                         36.8%
   Trade, Other                  --                        24,624                     3,623                         14.7%
                                ---                      --------                  --------                       ------
          TOTALS                 61                      $317,408                  $111,257                         35.1%

                                                                ACTIVITY FOR Q3 2004
STATION OPERATING INCOME         MARKETS           MARKETS           MARKETS              NET CHANGE           MARKETS
        MARGIN %               AT 6/30/04        MOVING OUT         MOVING IN            IN CATEGORY         AT 9/30/04
------------------------       ----------        ----------     --------------------     -----------         ----------
          > 35.0%                   28                2                  1                     (1)                 27
      25.0% to 34.9%                14                1                  6                      5                  19
      20.0% to 24.9%                 5                4                 --                     (4)                  1
      10.0% to 19.9%                 9                1                 --                     (1)                  8
       0.0% to 9.9%                  1                1                  1                     --                   1
          < 0.0%                     4               --                  1                      1                   5

           Total                    61                9                  9                     --                  61